Exhibit 99.2
                        SIGNATURES


GSC Recovery II, L.P.
By:  GSC Recovery II GP, L.P., its general partner
By:  GSC RII, LLC, its general partner
By:  GSCP (NJ) Holdings, L.P., its sole member
By:  GSCP (NJ), Inc., its general partner

By:  /s/ Eric Rubenfeld           02/16/10
     ------------------------------------------
     Name:  Eric Rubenfeld          Date
     Title: General Counsel


GSC Recovery II GP, L.P.
By:  GSC RII, LLC
By:  GSCP (NJ) Holdings, L.P., its sole member
By:  GSCP (NJ), Inc., its general partner

By:  /s/ Eric Rubenfeld           02/16/10
     ------------------------------------------
     Name:  Eric Rubenfeld          Date
     Title: General Counsel


GSC RII, LLC
By:  GSCP (NJ) Holdings, L.P., its sole member
By:  GSCP (NJ), Inc., its general partner

By:  /s/ Eric Rubenfeld           02/16/10
     ------------------------------------------
     Name:  Eric Rubenfeld          Date
     Title: General Counsel


GSC Partners CDO Fund, Limited
By:  GSCP (NJ), L.P., its collateral manager
By:  GSCP (NJ), Inc., its general partner

By:  /s/ Eric Rubenfeld           02/16/10
     ------------------------------------------
     Name:  Eric Rubenfeld          Date
     Title: General Counsel


CDO Partners CDO Fund II, Limited
By:  GSCP (NJ), L.P., its collateral manager
By:  GSCP (NJ), Inc., its general partner

By:  /s/ Eric Rubenfeld           02/16/10
     ------------------------------------------
     Name:  Eric Rubenfeld          Date
     Title: General Counsel